                                                                    EXHIBIT 25.1

================================================================================


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [  ]

                                   ----------


               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

               (Exact name of trustee as specified in its charter)

                                                 59-2283428
(State of incorporation                          (I.R.S. employer
if not a U.S. national bank)                     identification no.)

800 Brickell Avenue
Suite 300
Miami, Florida                                   33131
(Address of principal executive offices)         (Zip code)

                                   ----------

                           Teekay Shipping Corporation
               (Exact name of obligor as specified in its charter)

Republic of the Marshall Islands                 N/A
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                   identification no.)

TK House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213, Nassau
Commonwealth of the Bahamas                      N/A
(Address of principal executive offices)         (Zip code)

                                   ----------
                      8.875% Senior Notes due July 15, 2011

                       (Title of the indenture securities)


================================================================================

1.       GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         -----------------------------------------------------------------------
                  Name                                      Address
         -----------------------------------------------------------------------
         Comptroller of the Currency
         United States Department of the Treasury      Washington, D.C. 20219

         Federal Reserve Bank                          Atlanta, Georgia 30309


         Federal Deposit Insurance Corporation         Washington, D.C. 20429

         (B)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.

16.      LIST OF EXHIBITS.

         EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(D).

         1. A copy of the articles of association of The Bank of New York Trust Company of Florida, N.A.

         2. A copy of certificate of authority of the trustee to commence business.

         3. A copy of the authorization of the trustee to exercise corporate trust powers.

         4.       A copy of the existing by-laws of the trustee.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE

         Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company of Florida, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 16th day of January, 2002.

                                 THE BANK OF NEW YORK TRUST
                                 COMPANY OF FLORIDA, N.A.

                                 By:    /S/ JOHN GUILIANO
                                    --------------------------------------------
                                 Name:  John Guiliano
                                 Title: Authorized Signer

                                    SIGNATURE

         Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company of Florida, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 16th day of January, 2002.

                                 THE BANK OF NEW YORK TRUST
                                 COMPANY OF FLORIDA, N.A.

                                 By:    /S/ JOHN GUILIANO
                                    --------------------------------------------
                                 Name:  JOHN GUILIANO
                                 Title: AUTHORIZED SIGNER

                                                                       EXHIBIT 1

                              AMENDED AND RESTATED
                            ARTICLES OF ASSOCIATION
                                       OF
                              THE BANK OF NEW YORK
                 TRUST COMPANY OF FLORIDA, NATIONAL ASSOCIATION
--------------------------------------------------------------------------------

For the purpose of organizing an association to carry on the business of banking of a national association, the undersigned do enter the following Amended and Restated Articles of Association:

     FIRST. The title of this association shall be The Bank of New York Trust Company of Florida, National Association (the "Association").

     SECOND. The main office of the Association shall be in the City of Miami, County of Dade, State of Florida. The general business of the Association shall be conducted at its main office and its branches.

     THIRD. The Board of Directors of the Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of the capital stock of the Association, or an equivalent interest, as determined by the Comptroller of the Currency, in any Company which controls the Association within the meaning of the applicable laws of the United States. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

     FOURTH. There shall be an annual meeting of the shareholders the purposes of which shall be the election of directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefor in the By-laws, but if no election is held on such day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:
(a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee, (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon the chairman's instructions, the vote tellers may disregard all votes cast for each such nominee.

     FIFTH. The authorized amount of capital stock of the Association shall be 15,000 shares of common stock of a par value of FIFTY DOLLARS ($50) each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of any class of the capital stock of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of capital stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

     The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     SIXTH. The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Secretary and such other officers and employees as may be required to transact the business of the Association.

     The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-laws that it may be lawful for them to make; and in general to do and perform all acts that it may be legal for a Board of Directors to do and perform.

     SEVENTH. The Board of Directors shall have the power to change the location of the main office to any authorized branch location within the limits of Miami, Florida upon written notice to the Comptroller of the Currency, or with a vote of the shareholders owning two-thirds of the capital stock of the Association and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of Miami, Florida, but not more than 30 miles beyond such limits; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

     EIGHTH. The corporate existence of the Association shall continue until terminated in accordance with the laws of the United States.

     NINTH. The Board of Directors of the Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the Association.

     TENTH. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suite or proceeding, civil or criminal, to which he or they shall be made a party by reason of being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he or they served in any such capacity at the request of the Association; provided, however that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he or they shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties for the Association; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

     The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

     ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

     IN WITNESS WHEREOF, we have signed this Amended and Restated Articles of Association this 18th day of January, 1985.

                                                       THE BANK OF NEW YORK
                                                           COMPANY, INC.

                                                       By: /s/ Robert J. Goebert
                                                           ---------------------
                                                           Robert J. Goebert
                                                           Secretary

                                                                       EXHIBIT 2

[LOGO]

-------------------------------------------------------------------------------
   Comptroller of the Currency
   Administrator of National Banks
-------------------------------------------------------------------------------
   Southeastern District
   Peachtree Cain Tower, Suite 2700
   229 Peachtree Street, N.E.
   Atlanta, Georgia 30303

   June 20, 1983

   Mr. Robert E. Keilman
   Deputy Comptroller
   The Bank of New York Company, Inc.
   48 Wall Street
   New York, New York 10005

   Re: The Bank of New York Trust Company of Florida, National Association (In Organization). Miami, Florida

   Dear Mr. Keilman:

   We have completed our review of your organizational documents and have determined that all conditions of preliminary approval have been met. The Washington Office of the Comptroller of the Currency has been requested to issue a certificate of authority which will grant your bank permission to commence business as a National Trust Company on June 20, 1983. The certificate will be mailed to you at a later date.

   You may consider this letter as authority to commence the business of banking on the date you have chosen unless otherwise notified by this Office or Bank Organization and Structure of the Washington Office. Questions you may have should be directed to the undersigned at (404) 221-3792.

   Very truly yours,

   /s/ Deborah P. Bailey
   Deborah P. Bailey
   Regional Director for Corporate
      Activities

[LOGO]
                                                                       EXHIBIT 3

--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Washington, D.C. 20219


July 26, 1983


Mr. William H. Geiger
President
Bank of New York Trust Company
  of Florida, National Association
800 Brickell Avenue, Suite 1415
Miami, Florida 33131


Dear Mr. Geiger:

There is transmitted herewith a certificate indicating the fiduciary powers which the "Bank of New York Trust Company of Florida, National Association," Miami, Florida was authorized to exercise and which became effective upon its commencement of business as a national trust company on June 20, 1983. The fiduciary powers are granted under the authority of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a.

The Board of Directors is requested to pass a resolution adopting the application for permission to exercise fiduciary powers. A certified copy of the resolution as passed should then be forwarded to this Office.

National Trust Companies are governed in the exercise of their fiduciary powers by Regulation 9, a copy of which is enclosed. The officers of your trust department should be thoroughly familiar with Regulation 9.

Through the adoption of bylaws or resolutions, or the amendment of existing bylaws or resolutions, provision for the establishment and administration of the trust department should be made in accordance with the requirements of Regulation 9. Section 7 of Regulation 9 places on the Board of Directors responsibility for the proper exercise of the bank's fiduciary powers, but leaves to that body full discretion as to whether it shall directly supervise the administration of all such powers or assign supervisory and/or administrative duties to individuals or committees. Except for the directors' audit committee, which must be appointed in conformity with the requirements of
Section 9 of Regulation 9, it is not necessary that any specific committee be appointed. If other committees are appointed however, these functions should be outlined in reasonable detail in the bylaws or resolutions of the Board.

Unless already covered by bylaws or resolutions, the following matters should also be provided for:

     (a) the appointment of a principal trust officer or officers and delineation of the duties involved, or otherwise specifically indicating the means by which the activities of the trust department will be directed.

     (b) the pledging of securities to secure trust funds on deposit in the bank as required by 12 CFR 9.10(b).

     (c) the designation of the officers or employees responsible for custody of the trust investments in conformity with 12 CFR 9.13(a).

     (d) the pledging of securities with state authorities where required by local law, per 12 CFR 9.14.

For your consideration and assistance in drafting suitable amendments to the bylaws or resolutions of the Board, having reference to the appointment of trust officer(s) and committee(s), there is enclosed a copy of Form CC 7029-05, suggested National Bank Bylaws. Your attention is invited to Article V of this form which has particular reference to the trust department. Form CC 7029-05 contains no provisions having reference to items designated (b), (c) and (d) in the preceding paragraph, inasmuch as it is customary for such matters to be covered in resolutions of the Board of Directors.

As indicated, it is immaterial to this Office whether provisions for the establishment and administration of the trust department appear in the bylaws, or in the resolutions of the Board, or partly in bylaws and partly in resolutions. When such provisions have been adopted, a copy thereof should be furnished to the trust officer(s) for guidance and a copy forwarded to this Office.

Under separate cover, a copy of the Comptroller's Handbook for National Trust Examiners will be mailed to you.

Please acknowledge receipt of this letter and advise us of the action you propose to take in regard to the bylaws or resolutions providing for the establishment and administration of the trust department.

Sincerely,


/s/ Donald R. Johnson
---------------------------
Donald R. Johnson
Director for Trust Examinations

Enclosures

                          COMPTROLLER OF THE CURRENCY

                    TREASURY DEPARTMENT [LOGO] OF THE UNITED STATES

                                Washington, D.C.


     WHEREAS, THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, NATIONAL ASSOCIATION, located in Miami, State of Florida, being a National Banking Association, organized under the statues of the United States, has made application for authority to act as fiduciary;

     AND WHEREAS, applicable provisions of the statues of the United States authorize the grant of such authority;

     NOW THEREFORE, I hereby certify that the necessary approval has been given and that the said association is authorized to act in all fiduciary capacities permitted by such statues.

                                        IN TESTIMONY WHEREOF, witness my
                                        signature and seal of Office this
                                        twentieth day of June, 1983.

[SEAL LOGO]                             C.T. Conover

                                        Comptroller of the Currency



                               Charter No. 17871

                                                                       EXHIBIT 4

Amended June 18, 1992,
January 21, 1994, July 25, 1996,
May 1, 1997 and May 4, 2001


                                    BY-LAWS
                                       OF
              THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.


                                   ARTICLE I
                                    Offices

     Section 1.1 The principal office of the Association shall be located in the City of Miami, County of Dade, State of Florida.

     Section 1.2 The Association may also have offices at such other places either within or without the State of Florida as the Board of Directors may from time to time determine, or the business of the Association may require.


                                   ARTICLE II
                             Amended Jan. 21, 1994
                            Meetings of Shareholders

     Section 2.1 Annual Meeting. The regular annual meeting of the shareholders, for the election of directors and transaction of whatever other business as may properly come before the meeting shall be held on January 15th of each year or, in case the date for the annual meeting shall fall on a public holiday, such meeting shall be held on the next succeeding business day either within or without the State of Florida as may be determined by the Board of Directors.

     Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at the address appearing on the books of the Association.

     Section 2.2. Action of Shareholders Without a Meeting. Any action required to be taken at a meeting of the Shareholders or any action which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so to be taken is signed by a majority of all shares held and entitled to vote, and is filed in the minutes of the proceedings of the Association. Such consent shall have the same effect as a unanimous vote of the shareholders.

     Section 2.3. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or the holders of a majority of all shares entitled to vote. Every such special meeting, unless otherwise provided by law, shall be called by mailing a notice, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder of record entitled to vote.

     Section 2.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting.

     Section 2.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE III
                                   Directors

     Section 3.1. Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

     Section 3.2. Number. The Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Section 3.3. Term of Office. Directors shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

     Section 3.4. Organization Meeting. The Secretary, upon determining the result of any election, shall notify the directors-elect of their election and request that the Board convene for the purpose of organizing the new Board and electing officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held at such places either within or without the State of Florida and at such times as the Board may from time to time determine. Each member of the Board shall be given notice stating the time and place by telephone, letter, or in person.

     Section 3.6. Special Meetings. Special Meetings of the Board may be called by the Chairman of the Association, or, upon the written request of any two directors or by the President. Each member of the Board shall be given notice stating the time and place, by telephone, letter, or in person. Special meetings may be held either within or without the State of Florida as determined by the Board.

     Section 3.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. Except as otherwise required by law, the Articles of Association, or these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is present, shall be the act of the Board.

     Section 3.8. Removal. Any one or more of the directors may be removed for cause by action of the Board. Any or all of the directors may be removed with or without cause by vote of the shareholders.

     Section 3.9. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any Regular Meeting of the Board, at any Special Meeting of the Board or by Unanimous Written Consent of the remaining members of the Board.

     Section 3.10. Compensation. Members of the Board, except members who are officers of the Association or any of its affiliates, shall be entitled to receive such compensation and such fees for attendance as the Board shall fix from time to time.

     Section 3.11. Telephone Participation. Directors may participate in a meeting of the Board or any committee designated by the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 3.12. Action Without a Meeting. Any action required to be taken at a meeting of the Board or any action which may be taken at a meeting of the Board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.


                                   ARTICLE IV
                             Officers and Employees

     Section 4.1. Chairman. The Board of directors shall appoint one of its members to be Chairman of the Board. Such person shall preside at all meetings of the Board of Directors; shall have general executive powers, as well as specific powers conferred by these By-laws; shall, in the absence of the Chief Executive Officer, perform all the duties of the Chief Executive Officer; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.

     Section 4.2. Chief Executive Officer. The Board of Directors shall appoint one of its members to be Chief Executive Officer of the Association. The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board; shall be the senior and principal executive officer of the Association; shall have general executive powers, as well as the specific powers conferred by these By-laws; shall, in the absence of the Chairman, perform all the duties of the Chairman; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.

     Section 4.3. President. The Board shall appoint one of its members to be President of the Association. In the absence of the Chairman and the Chief Executive Officer, the President shall preside at any meeting of the Board. Subject to the senior executive powers of the Chief Executive Officer, the President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these By-laws. The President shall have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board.

     Section 4.4. Vice President. The Board may appoint one or more Senior Vice Presidents and one or more Vice Presidents. Each Senior Vice President or Vice President shall have powers and duties as may be assigned by the Board. One Senior Vice President shall be designated by the Board, in the absence of the President, to perform all the duties of the President.

     Section 4.5. Secretary. The Board shall appoint a person who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, or imposed by these By-laws; and shall also perform such other duties as may be assigned from time to time by the Board.

     Section 4.6. Assistant Secretary. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 4.7. Treasurer and Comptroller. The Board may appoint a Treasurer and Comptroller, which offices may be filled by one person. The Treasurer and Comptroller shall be responsible for the financial management and reporting for the Association.

     Section 4.8. Auditor. The Board may appoint an Auditor. The Auditor shall be responsible for the auditing of the activities of the Association.

     Section 4.9. Other Officers. The Board or the Chairman may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers and such other officers and Attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board.

     Section 4.10. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the offices of the Chief Executive Officer or the President shall be filled promptly by the Board.


                                   ARTICLE V
                              SIGNING AUTHORITIES
                              Amended May 1, 1997
                          Further Amended May 4, 2001


     SECTION 5.1. Real Property. Real property owned by the Association in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Association in its own right with such maximum values as the Board may fix in its authorizing resolution.

     SECTION 5.2.  Senior Signing Powers.  Subject to the exception provided in
Section 5.1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, or any Managing Director is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Association in all transactions arising out of, or in connection with, the normal course of the Association's business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Association thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Association authorized in or pursuant to Section 5.3 to have any of the powers set forth therein, other than the officer signing pursuant to this
Section 5.2, is authorized to attest to the seal of the Association on any documents requiring such seal.

     SECTION 5.3.  Limited Signing Powers.  Subject to the exception provided in
Section 5.1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Association to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

     SECTION 5.4. Powers of Attorney. All powers of attorney on behalf of the Association shall be executed by any officer of the Association jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

     SECTION 5.5. Auditor. The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Association, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.


                                   ARTICLE VI
                      Trust Administration and Investment

     Section 6.1. Trust Investment Committee. The Board shall appoint a Trust Investment Committee of not less than three and not more than seven members, who shall be capable and experienced officers or directors of the Association. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the Trust Investment Committee; and the Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The Committee shall, promptly after the acceptance of an account for which the Association has investment responsibilities, review the assets thereof to determine the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the Committee.

     Section 6.2. Trust Audit Committee. The Board shall appoint a committee of not less than two Directors, exclusive of any active officer of the Association, which shall, at least once during each calendar year and within fifteen months of the last such audit, make suitable audits of the fiduciary activities of the Association or cause suitable audits to be made by auditors responsible only to the Board, and at such time shall ascertain whether the fiduciary activities of the Association have been administered in accordance with law, Part 9 of the Regulations of the comptroller of the Currency and sound fiduciary principles.

     Section 6.3. Committees of the Board. In addition to the Committees designated under Article VI of the By-laws, the Board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

     Section 6.4. Trust Records. Files shall be maintained which contain all fiduciary records necessary to assure that the fiduciary responsibilities of the Association have been properly undertaken and discharged.

     Section 6.5. Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                  ARTICLE VII
                          Stock and Stock Certificates

     Section 7.1 Transfer. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

     Section 7.2. Stock Certificates. Certificates of stock shall bear the signature of the Chairman of the Board or the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                  ARTICLE VIII
                                 Corporate Seal
                              Amended May 1, 1997

     Section 8.1. The Seal. The Board shall provide a corporate seal for the Corporation which may be affixed to any document, certificate or paper and attested by such individuals as provided by those By-laws or as the Board may from time-to-time determine.

                                   ARTICLE IX
                                 Miscellaneous

     Section 9.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

     Section 9.2. Records. The Articles of Association, the By-laws and the proceedings of all meetings of the shareholders, the Board and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or Assistant Secretary or other officer appointed to act as Secretary of the meeting.

     Section 9.3. Inspection of By-laws. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Principal Office of the Association, and shall be open for inspection to all shareholders during banking hours.

     Section 9.4. Amendments. The By-laws may be amended, altered or repealed, at any meeting of the Board, by a vote of a majority of the total number of the Directors.

                                                                       EXHIBIT 6


                             CONSENT OF THE TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Teekay Shipping Corporation 8.875% Senior Notes due July 15, 2011, The Bank of New York Trust Company of Florida, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        THE BANK OF NEW YORK TRUST
                                        COMPANY OF FLORIDA, N.A.




                                        By: /s/ John Guiliano
                                            -----------------------------------
                                            John Guiliano
                                            Authorized Signer


New York, New York

January 16, 2002

                                                                       EXHIBIT 7


The Bank of New York Trust Company of Florida, NA                      FFIEC 041
--------------------------------------------------
Legal Title of Bank

Miami                                                                       RC-1
--------------------------------------------------
City

FL                                     33131-2911                             10
--------------------------------------------------
State                                  Zip Code


FDIC Certificate Number - 91271


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                Dollar Amounts in Thousands                    RCON    Bil Mil Thou
---------------------------------------------------------------------------                    ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin (1).............................    0081           6,139  1.a
     b. Interest-bearing balances (2)......................................................    0071          11,086  1.b
2.  Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A).........................    1754               0  2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).......................    1773           8,611  2.b
3.  Federal funds sold and securities purchased under agreements to resell.................    1350               0  3
4.  Loans and lease financing receivables (from Schedule RC-C):
     a. Loans and leases held for sale.....................................................    5389               0  4.a
     b. Loans and leases, net of unearned income...........................8528............ 0                        4.b
     c. LESS: Allowance for loan and lease losses..........................3123............ 0                        4.c
     d. Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)........    8529               0  4.d
5.  Trading assets (from Schedule RC-D).....................................................   3545               0  5
6.  Premises and fixed assets (including capitalized leases)................................   2145           1,426  6
7.  Other real estate owned (from Schedule RC-M)............................................   2150               0  7
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)   2130               0  8
9.  Customers' liability to this bank on acceptances outstanding............................   2155               0  9
10. Intangible assets
     a. Goodwill............................................................................   3183          10,863  10.a
     b. Other intangible assets (from Schedule RC-M)........................................   0425               0  10.b
11. Other assets (from Schedule RC-F).......................................................   2160           1,457  11
12. Total assets (sum of items 1 through 11)................................................   2170          39,562  12

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit net held for trading.

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, NA                      FFIEC 041
-----------------------------------------------------                       RC-2
Legal Tile of Bank

                                                                       ---------
FDIC Certificate Number -- 91271                                           11
                                                                       ---------

SCHEDULE RC -- CONTINUED


                                                                 Dollar Amounts in Thousands    RCON     Bil   Mil   Thou

LIABILITIES
13. Deposits
    a. In domestic offices (sum of totals of columns A and
       C from Schedule RC-E).................................                                   2200                 364  13.a
       (1) Noninterest-bearing (1)...........................         5631              364                               13.a.1
       (2) Interest-bearing..................................         5638                0                               13.a.2
    b. Not applicable
14. Federal funds purchased and securities sold under
    agreements to repurchase.................................                                   2800                   0  14
15. Trading liabilities (from Schedule RC-D).................                                   3548                   0  15
16. Other borrowed money (includes mortgage indebtedness
    and obligations under capitalized leases) (from
    Schedule RC-M):..........................................                                   3190               8,300  16
17. Not applicable
18. Bank's liability on acceptances executed and
    outstanding..............................................                                   2920                   0  18
19. Subordinated notes and debentures (2)....................                                   3200                   0  19
20. Other liabilities (from Schedule RC-G)...................                                   2930               2,820  20
21. Total liabilities (sum of items 13 through 20)...........                                   2948              11,484  21
22. Minority interest in consolidated subsidiaries...........                                   3000                   0  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus............                                   3538                   0  23
24. Common stock.............................................                                   3230                 750  24
25. Surplus (exclude all surplus related to preferred stock).                                   3839               4,285  25
26. a. Retained earnings.....................................                                   3832              23,021  26.a
    b. Accumulated other comprehensive income (3)............                                   B530                  12  26.b
27. Other equity capital components (4)......................                                   A130                   0  27
28. Total equity capital (sum of items 23 through 27)........                                   3210              28,078  28
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28)............................                                   3500              38,562  29


MEMORANDUM
To be reported with the March Report of Condition.

1.   Indicate in the box at the right the number of the
     statement below that best describes the most               ----------------
     comprehensive level of auditing work performed for         RCON    Number
     the bank by independent external auditors as of            ----------------
     any date during 2000..................................     8724         N/A M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified, public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =  Review of the bank's financial statements by external auditors

7 =  Compilation of the bank's financial statements by external auditors

8 =  Other audit procedures (excluding tax preparation work)

9 =  No external audit work

---------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.